UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 3, 2017, the Compensation Committee of United Community Financial Corp. (“UCFC” or the “Company”) approved annual incentive and long-term incentive awards to executive officers under UCFC’s 2015 Long Term Incentive Plan (the “2015 Plan”) approved by shareholders on April 30, 2015. To document those awards, the Company will enter into both a 2017 Long Term Incentive Plan Award Agreement (the “LTIP Agreement”) and a 2017 Annual Incentive Award Agreement (the “AIP Agreement”) with each of Messrs. Small, Garrity, Nohra and Esson and Mrs. Radis; the forms of both are attached hereto as Exhibits 10.1 and 10.2, respectively.

Under the AIP Agreement the “Target Award” for Mr. Small is $225,000, for Mr. Garrity $106,400, for Mr. Nohra $102,000, for Mr. Esson $90,000 and for Mrs. Radis $90,000. If earned, depending on continued service and Company performance, the award is paid in cash. The calculation of the award earned in the 2017 fiscal year performance period is determined by actual Company performance against target performance in five performance measures (weighted between 15-35%) as set forth in the AIP Agreement and can be paid out at a potential payout of up to 150% of the target level.

Under the LTIP Agreement, Mr. Small was granted 20,594 Performance Share Units (“PSUs”), Mr. Garrity was granted 10,652 PSUs, Mr. Nohra was granted 8,753 PSUs, Mr. Esson was granted 7,723 PSUs and Mrs. Radis was granted 9,010 PSUs. The PSUs granted to each were granted at a target level and, depending on Company performance, the LTIP Agreement provides for a potential payout at 150% of the target level. The LTIP Agreements provide potential long term incentive compensation based on Company performance over a three year performance period ending on December 31, 2019. Each performance share unit represents the right to receive one Company common share. The common shares that may be earned depend on continued service through the Compensation Committee certification date shortly after the performance period and will be determined based on the average base compensation over the performance period and on Company performance in three separate measures: (i) return on average equity versus peer group performance - 33%; (ii) three year net income versus annual budgeted net income over each of the three years – 33%; and (iii) three year total shareholder return versus peer group performance – 34%.

The summaries of the AIP Agreement and LTIP Agreement are qualified in their entirety by reference to a copy of each which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	2017 Annual Incentive Award Agreement

10.2	2017 Long Term Incentive Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: March 9, 2017